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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): September 1, 1999



                           BENTON OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)



    Delaware                     1-10762                   77-0196707
(State or other                (Commission               (IRS Employer
jurisdiction of                File Number)              Identification No.)
 incorporation)


                       6267 Carpinteria Avenue, Suite 200
                          Carpinteria, California 93013
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (805) 566-5600

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ITEM 5. OTHER EVENTS.

         Attached hereto as Appendix A and incorporated herein by this reference is the Company's press release related to the creation of the Office of the Chief Executive and the resignation of A.E. Benton from his positions as Chairman, Chief Executive Officer and President, such release disseminated on September 1, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statement of Businesses Acquired.

         None.

(b)      Pro Forma Financial Information.

         None.

(c)      Exhibits.

         None.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of September, 1999.

                                         BENTON OIL AND GAS COMPANY


                                         By: /s/ James M. Whipkey
                                            ----------------------------------
                                             James M. Whipkey
                                             Senior Vice President and Chief
                                              Financial Officer

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                                   APPENDIX A

                      BENTON OIL AND GAS COMPANY ANNOUNCES
                        NEW OFFICE OF THE CHIEF EXECUTIVE


(For Immediate Release)
CARPINTERIA, California - September 1, 1999 - Benton Oil and Gas Company (NYSE:BNO) announced today that A.E. Benton has decided to resign his positions as Chairman, CEO and President, effective immediately. Concurrently, he has assumed responsibility for the Company's Russian operations, Geoilbent and Arctic Gas, and will remain a member of the Board of Directors. The Company will immediately commence a search for a new Chief Executive Officer, and will consider candidates both within and outside of the Firm.

In response to today's action, the Board of Directors, in a unanimous decision, has formed an Office of the Chief Executive to oversee the day-to-day running of the Company's operations, effective immediately. Directors Bruce M. McIntyre and Michael B. Wray will constitute the newly formed Office of the Chief Executive.

Mr. McIntyre and Mr. Wray jointly stated that the Company will actively pursue opportunities to fully develop the Company's assets while diligently seeking a new CEO who is committed to enhancing shareholder value. In the interim, the Board will move decisively to take those actions that are necessary and prudent in its pursuit of increased shareholder value.

Mr. McIntyre, with 47 years of experience in the oil and gas industry, has been a board member since September 1988 and is a private investor and a consultant in the oil and gas industry. He also serves in a management capacity with several small, private companies in the energy field, and currently serves as a director of MSC Corp., a private company that manages oil wells in Illinois.

Mr. Wray, with 25 years in the industry and a board member since November 1988, has been Vice Chairman of the Company since February 1998. He served as President of the Company from January 1996 to February 1998 and as Chief Financial Officer from January 1996 to August 1997. From January 1994 through December 1995, Mr. Wray served as a consultant to the Company.

The Company will hold a teleconference call today, September 1, 1999 at 10:00 a.m. Pacific Time. If you would like to participate, please call 1-800-289-0517 (teleconference identification number 770233) ten minutes prior to the start of the teleconference call.

Benton Oil and Gas Company, headquartered in Carpinteria, California, is an independent oil and gas exploration and development company with operations worldwide.

CONTACT: Benton Oil and Gas Company
         James M. Whipkey
         Senior Vice President and Chief Financial Officer
         805-566-5600
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This press release may contain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from the Company's expectations due to changes in operating performance, project schedules, oil and gas demands and prices, and other technical and economic factors.

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